Exhibit 16

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

         We have read and agree with the comments in Item 4 of Form 8-K of Data Systems Network Corporation, dated October 22, 1998.

/s/ Plante & Moran, LLP
Plante & Moran, LLP
Southfield, Michigan
October 22, 1998